Exhibit 99.1

CONTACT: MARK J. GRESCOVICH, PRESIDENT & CEO PETER J. CONNER, CFO (509) 527-3636 NEWS RELEASE

Banner Corporation Completes Acquisition of Skagit Bancorp, Inc.

WALLA WALLA, WASHINGTON —  November 1, 2018 —  Banner Corporation (“Banner”) (NASDAQ GSM: BANR), the holding company for Banner Bank and Islanders Bank, today announced that effective November 1, 2018, it had completed the acquisition of Skagit Bancorp, Inc. (“Skagit”) and its wholly-owned subsidiary, Skagit Bank, of Burlington, Washington.  Pursuant to the previously announced terms of the acquisition, Skagit shareholders are entitled to receive 5.6664 shares of Banner common stock in exchange for each share of Skagit common stock, plus cash in lieu of any fractional shares.

“We are pleased to announce the completion of the merger and to have Skagit’s shareholders, employees and customers join the Banner team,” stated Mark Grescovich, Banner’s President and Chief Executive Officer. “This transaction expands Banner’s presence and density in the attractive North Sound region in Northwest Washington state and represents a complementary fit, both strategically and culturally, with Banner’s business model.  The combination of our two organizations provides the opportunity to create operational efficiencies and enhance the value of the combined company while offering Skagit customers a broader product offering, increased lending limits and an expanded branch delivery system that stretches throughout the four states of Washington, Oregon, Idaho and California.”

Banner was advised by D.A. Davidson & Co., as financial advisor, and Wachtell, Lipton, Rosen & Katz, as legal counsel.  Skagit was advised by Sandler O’Neill & Partners, L.P., as financial advisor, and Miller Nash Graham & Dunn LLP, as legal counsel.

Election of Director

In connection with the merger, Cheryl R. Bishop, the former Chief Executive Officer and director of Skagit, has been appointed to the Banner and Banner Bank boards of directors.  Ms. Bishop began her banking career at Skagit Bank in 1971, holding a variety of positions throughout her career before being named Chief Executive Officer in 2004.  Ms. Bishop has also served on the Board of Directors of Skagit Bancorp, Inc. and its subsidiary Skagit Bank since 1991.  Cheryl belongs to and has held officer positions in many prestigious professional associations such as the American Bankers Association, American Institute of Banking, Financial Women International, Washington Bankers Association and Western Independent Bankers.  She is a current member or is involved with various community organizations including:  Skagit/Mount Vernon Rotary, Economic Development Alliance of Skagit County, Burlington Chamber of Commerce, Mount Vernon First United Methodist Church, Western Washington University Foundation, Jerry Walton Foundation Board, Skagit Valley Hospital—Community Outreach Committee and Honorary Chair of the Skagit Family YMCA Building Campaign.  Ms. Bishop holds a Bachelor’s degree in English literature from the University of Washington.

Executive Management

In addition, the former President and Chief Operating Officer of Skagit, Kenneth W.  Johnson, will join Banner’s executive management team as Executive Vice President, Operations.  Mr. Johnson has over 30 years of banking experience.  Prior to joining Skagit Bank in 2015, Mr. Johnson held various executive positions with Chemical Financial Corporation, including production oversight of commercial, mortgage, consumer and deposit generation. In addition, while at Chemical, he served nine years as Executive Vice President, Director of Bank Operations, responsible for nine business units including the branch system, information technology, corporate marketing, loan operations, deposit operations, electronic banking, facilities/purchasing, card services, and customer care centers. Prior to Chemical, he held leadership roles in retail banking and operations at Shoreline Bank and as Vice President, Zone Manager for Michigan National Bank. Mr. Johnson holds a Bachelor of Arts Degree in Business Administration from Michigan State University. He is also a graduate of Stonier Graduate School of Banking.

About Banner Corporation

Banner Corporation is a $11.4 billion bank holding company operating two commercial banks in four Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

Forward-Looking Statements

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “may,” “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” “potential,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.  Statements about the expected timing, completion and effects of the merger and all other statements in this release other than historical facts constitute forward-looking statements.

In addition to factors disclosed in Banner’s SEC reports, important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following:  expected revenues, cost savings, synergies and other benefits from the merger of Banner and Skagit might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; business disruption may occur following or in connection with the merger of Banner and Skagit; Banner’s or Skagit’s businesses may experience disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; diversion of managements’ attention from ongoing business operations and opportunities as a result of the merger or otherwise; the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses and provisions for loan losses that may be impacted by deterioration in the housing and commercial real estate markets and may lead to increased losses and non-performing assets, and may result in the allowance for loan losses not being adequate to cover actual losses and require a material increase in reserves; results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require the writing down of assets or increases in the allowance for loan losses; the ability to manage loan delinquency rates; competitive pressures among financial services companies; changes in consumer spending or borrowing and spending habits; interest rate movements generally and the relative differences between short and long-term interest rates, loan and deposit interest rates, net interest margin and funding sources; the impact of repricing and competitors’ pricing initiatives on loan and deposit products; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values; the ability to adapt successfully to technological changes to meet customers’ needs and developments in the marketplace; the ability to access cost-effective funding; increases in premiums for deposit insurance; the ability to control operating costs and expenses; the use of estimates in determining fair value of certain assets and liabilities, which estimates may prove to be incorrect and result in significant changes in valuation; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect employees, and potential associated charges; disruptions, security breaches or other adverse events, failures or interruptions in, or attacks on, information technology systems or on the third-party vendors who perform critical processing functions; changes in financial markets; changes in economic conditions in general and in Washington, Idaho, Oregon and California in particular; secondary market conditions for loans and the ability to sell loans in the secondary market; the costs, effects and outcomes of litigation; legislation or regulatory changes or reforms, including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules, including changes related to Basel III; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the implementing regulations; results of safety and soundness and compliance examinations by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions, Division of Banks, or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require restitution or institute an informal or formal enforcement action which could require an increase in reserves for loan losses, write-downs of assets or changes in regulatory capital position, or affect the ability to borrow funds, or maintain or increase deposits, or impose additional requirements and restrictions, any of which could adversely affect liquidity and earnings; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; the inability of key third-party providers to perform their obligations; changes in accounting principles, policies or guidelines, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; the economic impact of war or any terrorist activities; other economic, competitive, governmental, regulatory and technological factors affecting operations, pricing, products and services; future acquisitions by Banner of other depository institutions or lines of business; and future goodwill impairment due to changes in Banner’s business, changes in market conditions, or other factors.

Forward-looking statements speak only as of the date on which they are made, and Banner undertakes no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Transmitted on Globe Newswire on November 1, 2018 at 6:00 a.m. PDT.